Exhibit 99.2

OASIS MIDSTREAM PARTNERS LP CORPORATE HEADQUARTERS 1001 FANNIN STREET, SUITE 1500 HOUSTON, TX 77002 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m., Central Time, on January 29, 2022. Have your consent card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m., Central Time, on January 29, 2022. Have your consent card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your consent card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D64689-Y37627 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS CONSENT CARD IS VALID ONLY WHEN SIGNED AND DATED. OASIS MIDSTREAM PARTNERS LP By its signature below, the undersigned acknowledges receipt of the consent statement/prospectus, dated December 30, 2021, which is part of the Registration Statement on Form S-4 (No. 333-261524) of Crestwood Equity Partners LP, a Delaware limited partnership (“Crestwood”), and which more fully describes the proposal below. FOR AGAINST ABSTAIN 1.Approve the Agreement and Plan of Merger, dated as of October 25, 2021 (the “Merger Agreement”), by and among Crestwood, Project Falcon Merger Sub LLC, a direct wholly owned subsidiary of Crestwood (“Merger Sub”), Project Phantom Merger Sub LLC, a direct wholly owned subsidiary of Crestwood (“GP Merger Sub”), Oasis Midstream Partners LP (“OMP”), OMP GP LLC, the general partner of OMP (“OMP GP”), and, solely for purposes of Section 2.1(a)(i) therein, Crestwood Equity GP LLC, the general partner of Crestwood, pursuant to which (i) Merger Sub will be merged with and into OMP (the “LP Merger”), with OMP surviving the LP Merger as a wholly owned subsidiary of Crestwood, and (ii) GP Merger Sub will be merged with and into OMP GP (the “GP Merger” and, together with the LP Merger, the “Mergers”), with OMP GP surviving the GP Merger as a direct wholly owned subsidiary of Crestwood. IMPORTANT: PLEASE SIGN AND DATE THE CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If the common units representing limited partner interests in OMP (the “OMP common units”) are held by a corporation, please sign the full corporate name by president or other authorized officer. If the OMP common units are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

D64690-Y37627 WRITTEN CONSENT OF THE LIMITED PARTNERS OF OASIS MIDSTREAM PARTNERS LP Please return this consent no later than 5:00 p.m., Central Time, on January 29, 2022, which is the final date that OMP has set for receipt of written consents. Your OMP common units will be tabulated and voted on the proposal as indicated on the reverse side. Any written consent not returned will have the same effect as a consent returned that votes “AGAINST” the proposal. Upon the later of (i) 5:00 p.m., Central Time, on January 29, 2022 and (ii) the date on which a sufficient number of consents to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Mergers, have been received, the consent process will conclude. The undersigned, being a holder of record as of the close of business on December 27, 2021 of OMP common units, hereby votes for, against or abstains as indicated on the reverse side, by written consent without a meeting pursuant to Section 17-302(e) of the Delaware Limited Partnership Act and Section 13.11 of the Second Amended and Restated Agreement of Limited Partnership of OMP, dated as of March 30, 2021, to the proposal as set forth on the reverse side with respect to all of the OMP common units that the undersigned holds of record as of the close of business on December 27, 2021. If you were a holder of record of OMP common units (meaning your OMP common units are registered in your name with OMP’s transfer agent, Computershare Trust Company, N.A.) on December 27, 2021, please complete, date and sign this written consent, or otherwise vote by internet or by phone, in each case in accordance with the instructions set forth on the reverse side. If you hold your OMP common units in an account at a bank, broker or other nominee, please follow the instructions from your bank, broker or other nominee as to how to return your OMP written consent. Your written consent may be changed or revoked any time before the earlier to occur of (i) 5:00 p.m., Central Time, on January 29, 2022 or (ii) the receipt by OMP of a sufficient number of OMP common units to approve the Merger Agreement and the transactions contemplated thereby, including the Mergers, by delivering a notice of revocation to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or by delivering a new written consent with a later date.